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                                                                       Exhibit 5
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                               WILLIAM E. JAUDES
                                 1901 Chouteau
                           St. Louis, Missouri 63103

                            Dated the Effective Date
                         of the Registration Statement


Ameren Corporation
c/o Union Electric Company
1901 Chouteau Avenue
St. Louis, Missouri  63103

Union Electric Company
Arch Holding Corp.
1901 Chouteau Avenue
St. Louis, Missouri  63103

CIPSCO Incorporated
607 East Adams Street
Springfield, Illinois  62739

          Subject:  Registration Statement on Form S-4

Ladies and Gentlemen:

          Reference is made to the registration statement on Form S-4 (the "Registration Statement") being filed by Ameren Corporation, a Missouri corporation (the "Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), 138,157,962 shares of the Company's common stock, $.01 par value (the "Shares"), to be issued or reserved for issuance in connection with the mergers (the "Mergers") of Arch Merger Inc., a Missouri corporation and wholly owned subsidiary of the Company, with and into Union Electric Company, a Missouri corporation, and of CIPSCO Incorporated, an Illinois corporation, with and into the Company as described in the Registration Statement.

          I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, certificates of public officials, and other documents as I have deemed necessary or relevant as a basis for my opinion set forth herein.

          Based on the foregoing, it is my opinion that:

          1. The Company is a corporation duly organized and validly existing under the laws of the State of Missouri.

          2. When the Shares have been issued in the Mergers in the manner contemplated by the Registration Statement, while the Registration Statement is effective and in compliance with

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Ameren Corporation
Union Electric Company
CIPSCO Incorporated
Page 2

applicable state securities laws, the Shares will be validly issued, fully paid, and nonassessable.

          I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Joint Proxy Statement-Prospectus forming a part of the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

                              Very truly yours,

                              /s/ William E. Jaudes

                              William E. Jaudes, Esq.